Exhibit 99.1

Expion360 Reports First Quarter 2024 Financial Results

Positioned for Increased Market Share & Revenue Growth with New Products and Technologies

Substantial Preorders of Next Generation Group 27 and GC2 Batteries that Now Include Proprietary Vertical Heat Conduction™ Internal Heating Technology

2024 Anticipated Milestones Include: New Strategic Partnerships, OEM Expansion and Disruptive Product Launches Across Multiple Market Segments

REDMOND, OR -- May 14, 2024 -- Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, today reported its financial and operational results for the first quarter ended March 31, 2024.

First Quarter & Subsequent 2024 Financial & Operational Highlights

·	Q1 2024 Revenue totaled $1.0 million, up 13% sequentially from Q4 2023.
·	Q1 2024 Net loss totaled $2.2 million compared to a net loss of $2.0 million in the prior year period as the Company continued to invest in new product development and launches.
·	Received substantial preorders of next generation Group 27 and GC2 series lithium iron phosphate (“LiFePO4") batteries, which now include Expion360’s proprietary Vertical Heat Conduction™ (“VHC™”) internal heating technology, a patent-pending innovation. Expion360 began taking pre-orders of the new Group 27 and GC2 batteries in Q1 2024 and commenced deliveries in May 2024.
·	In May 2024, announced the launch of the Edge™ battery available in both 12.8V and 51.2V configurations, featuring a slim profile that maximizes available space without compromising performance and is now available for preorder.
·	Achieved UL 1973 compliance for 450Ah EX1 batteries, reaffirming commitment to safety and innovation in the rapidly growing lithium battery industry.
·	On April 30, 2024, released specifications for the Company’s new Home Energy Storage Solutions battery.

Management Commentary

"In the first quarter of 2024 we fortified our position as a leader in premium LiFePO4 batteries with next generation battery product launches and new technologies,” said Brian Schaffner, Chief Executive Officer of Expion360. “With continued existing product momentum for an improving RV market, we also are scaling efforts into other verticals and channels such as marine, overland and light electric vehicles, and introducing products for home energy and commercial applications.

“First quarter sales continued to be impacted by the battery business for RVs year over year, but improved 13% sequentially from the fourth quarter. According to the RV Industry Association, RV shipments were up over 9% through the first quarter of 2024. As the RV market returns, we are well positioned with our superior capacity and flexibility to lead acid competitors with a strong focus on safety, quality, service and innovation for our more than 300 resellers across the United States, consisting of dealers, wholesalers, private-label customers and original equipment manufacturers (“OEMs”) who then sell our products to end consumers.

“We continue to innovate and expand our product line and have received substantial preorders of our next generation Group 27 and GC2 batteries, with shipments beginning now. These batteries include our proprietary VHC™ internal heating technology, a patent-pending innovation representing a significant breakthrough in battery performance, particularly in cold climates. VHC™ heating technology utilizes Positive Temperature Coefficient Heating Film to ensure uniform heat distribution across each cell, promoting optimal battery performance even in extreme cold conditions. The sophisticated Battery Management System provides real-time monitoring and control, enhancing operational safety and longevity in cold temperatures. The new versions also include higher amp-hour 4.0Ah and 4.5Ah cell technology, Bluetooth® and controller area network communication.

“Most recently, we announced the launch of the Edge™ battery available in both 12.8V and 51.2V configurations, incorporating VHC™ and is equipped with Integrated SmartTalk™ Bluetooth and CAN Bus communication, allowing users to monitor battery performance in real-time. The Edge™ features a slim profile with dimensions of just 4.2 inches in height, 17.5 inches in width, and 21.9 inches in length, offering flexibility for installation in a variety of applications and maximizing available space without compromising performance.

“We expect to begin taking orders for the new e360 Home Energy Storage System (“ESS”) beginning in the second quarter of 2024 with shipments expected to begin in the second half of the year, growing our portfolio from recreational vehicles and marine applications into home energy applications. These two LiFePO4 battery storage solutions will enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe consumer uptake of home energy storage can rapidly scale with the introduction of products that improve price, flexibility, and integration.

“Looking ahead, we anticipate additional orders as the RV market recovers given our marketing initiatives and expanding product line. We continue to work towards additional OEM market penetration as well as growing demand from customers looking to achieve greater power density, better reliability and superior quality for their energy storage needs. We look forward to providing future updates on our business in the months ahead,” concluded Mr. Schaffner.

First Quarter 2024 Financial Summary

For the first quarter of 2024, revenue totaled $1.0 million, decreasing 35.5% from $1.5 million in the prior year period. The decrease was primarily attributable to the lingering effects of the downturn in the RV market, combined with customers limiting orders in anticipation of the availability of our new products with enhanced features.

Gross profit for the first quarter of 2024 totaled $0.2 million or 22.9% of revenue, as compared to $0.4 million or 29.4% of revenue in the prior year period. The decrease in gross profit as a percentage of revenue was primarily attributable to decreases in sales which drove higher fixed overhead costs per unit.

Selling, general and administrative expenses increased to $2.2 million compared to $2.1 million in the prior year period. The increase was primarily due to salaries and benefits which included non-cash stock-based compensation, and sales and marketing increases, offset by significant reductions in legal and professional fees.

Net loss for the first quarter of 2024, totaled $2.2 million, or $(0.31) per share, and net loss of $2.0 million, or $(0.29) per share in the prior year period.

Cash and cash equivalents totaled $2.3 million at March 31, 2024, compared to $3.9 million at December 31, 2023. As previously announced, the Company received financing commitments of up to $22.5 million from 3i, LP and Tumim Stone Capital, LLC, providing additional operating liquidity and financial flexibility to support intellectual property and product development, and newly launched home energy storage solutions.

First Quarter 2024 Results Conference Call

Brian Schaffner, Chief Executive Officer and Greg Aydelott, Chief Financial Officer of Expion360 will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Tuesday, May 14, 2024
Time:	4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-in:	1-877-407-9039
International Dial-in:	1-201-689-8470
Conference Code:	13746144
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1667094&tp_key=98b5c4683a

A telephone replay will be available commencing approximately three hours after the call and will remain available through May 28, 2024, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13746144. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company’s website here.

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development. In December 2023, the Company announced its entrance into the home energy storage market with the introduction of two premium LiFePO4 battery storage systems that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. Please find the press release here.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the Company, visit expion360.com.

VHC™, Vertical Heat Conduction™, Edge™, and SmartTalk™ are trademarks of Expion360.

© 2024 Expion360. All rights reserved.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Examples of such forward-looking statements include, statements that use forward-looking words such as "projected," "expect," "possibility,” “believe,” “aim,” “goal,” “plan,” and "anticipate," or similar expressions. Forward-looking statements included in this press release include, but are not limited to, statements relating to the Company’s expectations about the Company’s operations, future development plans, growth prospects, product pipeline and development, anticipated timing of commercial availability of its products, beliefs about market size and opportunity, including customer base, and market conditions. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements.

The Company cautions that forward-looking statements are not historical facts and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this press release, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us

Expion360 Inc.

Balance Sheets

	As of March 31, 2024 (unaudited)	As of December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$2,263,133	$3,932,698
Accounts receivable, net	238,921	154,935
Inventory	3,780,617	3,825,390
Prepaid/in-transit inventory	118,811	163,948
Prepaid expenses and other current assets	233,171	189,418
Total current assets	6,634,653	8,266,389

Property and equipment	1,212,984	1,348,326
Accumulated depreciation	(421,836)	(430,295)
Property and equipment, net	791,148	918,031

Other Assets
Operating leases – right-of-use asset	2,532,252	2,662,015
Deposits	58,896	58,896
Total other assets	2,591,148	2,720,911
Total assets	$10,016,949	$11,905,331

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$282,420	$286,985
Customer deposits	10,926	17,423
Accrued expenses and other current liabilities	248,905	292,515
Convertible note payable	2,206,067	2,082,856
Current portion of operating lease liability	535,576	522,764
Current portion of stockholder promissory notes	700,000	762,500
Current portion of long-term debt	31,472	50,839
Total current liabilities	4,015,366	4,015,882

Long-term debt, net of current portion and discount	223,954	298,442
Operating lease liability, net of current portion	2,102,605	2,241,325
Total liabilities	$6,341,925	$6,555,649

Stockholders’ equity
Preferred stock, par value $.001 per share; 20,000,000 shares authorized; zero shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, par value $.001 per share; 200,000,000 shares authorized; 7,046,853 and 6,922,912 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	7,047	6,923
Additional paid-in capital	26,956,682	26,438,524
Accumulated deficit	(23,288,705)	(21,095,765)
Total stockholders’ equity	3,675,024	5,349,682
Total liabilities and stockholders’ equity	$10,016,949	$11,905,331

Expion360 Inc.

Statements of Operations (Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net sales	$971,859	$1,507,177
Cost of sales	749,337	1,063,730
Gross profit	222,522	443,447
Selling, general and administrative	2,189,475	2,120,894
Loss from operations	(1,966,953)	(1,677,447)

Other (income) / expense:
Interest income	(26,865)	(20,133)
Interest expense	253,286	38,178
Gain on sale of property and equipment	306	—
Settlement expense	—	281,680
Other (income) / expense	(1,200)	106
Total other expense	225,527	299,831
Loss before taxes	(2,192,480)	(1,977,278)

Franchise taxes	460	—
Net loss	$(2,192,940)	$(1,977,278)

Net loss per share (basic and diluted)	$(0.31)	$(0.29)
Weighted-average number of common shares outstanding	7,006,498	6,815,002

Expion360 Inc.
Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities

Net loss	$(2,192,940)	$(1,977,278)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	49,444	48,120
Amortization of convertible note costs	166,786
Loss on sale of property and equipment	306	—
Decrease in allowance for doubtful accounts	—	(18,804)
Stock-based settlement	—	251,680
Stock-based compensation	315,853	—

Changes in operating assets and liabilities:
Increase in accounts receivable	(83,986)	(311,923)
Decrease in inventory	44,773	603,570
(Increase) / Decrease in prepaid/in-transit inventory	45,137	(1,086,577)
Increase in prepaid expenses and other current assets	(43,753)	(66,992)
Decrease in deposits	—	5,005
Increase / (Decrease) in accounts payable	(4,565)	895,845
Increase / (Decrease) in customer deposits	(6,497)	208,553
Increase in accrued expenses and other current liabilities	33,669	19,638
Increase in right-of-use assets and lease liabilities	3,855	6,461
Net cash used in operating activities	(1,671,918)	(1,422,702)

Cash flows from investing activities
Purchases of property and equipment	(10,550)	(9,280)
Net proceeds from sale of property and equipment	87,684	—
Net cash provided by / (used in) investing activities	77,134	(9,280)

Cash flows from financing activities
Principal payments on convertible note	(43,575)	—
Principal payments on long-term debt	(93,855)	(92,854)
Principal payments on stockholder promissory notes	(62,500)	—
Net proceeds from exercise of warrants	(4)	49,787
Net proceeds from issuance of common stock	125,153	—
Net cash provided by / (used in) financing activities	(74,781)	(43,067)

Net change in cash and cash equivalents	(1,669,565)	(1,475,049)
Cash and cash equivalents, beginning	3,932,698	7,201,244
Cash and cash equivalents, ending	2,263,13 3	5,726,195

	For the Three Months Ended March 31,
Supplemental disclosure of cash flow information:	2024	2023
Cash paid for interest	$12,748	$38,399
Cash paid for franchise taxes	$—	$—

Non-cash financing activities :
Acquisition/modification of operating lease right-of-use asset and lease liability	$—	$13,993
Issuance of common stock for payment on accrued interest	$41,250	$—
Issuance of common stock for payment on accrued compensation	$36,029	$—
Issuance of common stock in exchange for short-term loan costs	$63	$—